Exhibit 5.1

Opinion of Jones Day

October 18, 2016

Lennox International Inc.

2140 Lake Park Blvd.

Richardson, Texas 75080

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Lennox International Inc., a Delaware corporation (“Lennox”) and the Guarantors (as defined below), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by Lennox and/or the Guarantors, of an indeterminate amount of: (i) shares of common stock, par value $0.01 per share, of Lennox (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of Lennox (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iii) depositary shares of Lennox representing fractional interests in Preferred Stock (the “Depositary Shares”); (iv) debt securities of Lennox, in one or more series (“Debt Securities”), which may be fully and unconditionally guaranteed by the Guarantors (the “Guarantees”), certain of which Debt Securities may be exchangeable for Common Stock or other securities of Lennox or any other person; (v) warrants to purchase Common Stock, Preferred Stock, rights or other securities of Lennox or any other entity (the “Warrants”); and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities and Guarantees or Warrants or any combination of such securities (the “Units”), in each case as contemplated by the Registration Statement of Lennox and the Guarantors on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). Lennox’s obligations under the Debt Securities may be guaranteed by the guarantors listed on Annex A hereto (each, a “Guarantor” and, collectively, the “Guarantors”). The Debt Securities and Guarantees are to be issued under an Indenture, dated as of May 3, 2010 (as the same may be supplemented from time to time, the “Indenture”), between Lennox, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The shares of Common Stock, upon receipt by Lennox of such lawful consideration therefor having a value not less than the par value thereof as the Lennox Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2. The shares of Preferred Stock, upon receipt by Lennox of such lawful consideration therefor having a value not less than the par value thereof as the Lennox Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3. The Depositary Shares, upon receipt by Lennox of such lawful consideration therefor as the Lennox Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

4. The Debt Securities, when duly executed by Lennox and authenticated by the Trustee in accordance with the Indenture, issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by Lennox of such lawful consideration therefor as the Lennox Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Lennox.

5. Upon the execution, authentication, issuance, sale and delivery of the Debt Securities as described above, the Guarantees thereof will constitute valid and binding obligations of the Guarantors.

6. The Warrants, upon receipt by Lennox and/or the Guarantors, as applicable, of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of Lennox and/or the Guarantors, as applicable, may determine, will constitute valid and binding obligations of Lennox and/or the Guarantors, as applicable.

7. The Units, upon receipt by Lennox and/or the Guarantors, as applicable, of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of Lennox and/or the Guarantors, as applicable, may determine, will constitute valid and binding obligations of Lennox and/or the Guarantors, as applicable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors of Lennox and/or the Guarantors (or an authorized committee thereof) or other governing body of the Guarantors, as applicable, and, as applicable, the Lennox and/or the Guarantors certificate of incorporation, certificate of formation or other governing documents, as applicable, and applicable law; (iv) Lennox or the Guarantors, as applicable, will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then-remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing Lennox and the Guarantors to issue, offer and sell the Securities will have been adopted by the Board of Directors of Lennox and/or the Guarantors (or an authorized committee thereof) or other governing body of the Guarantors, as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by Lennox and/or the Guarantors, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than Lennox and/or the Guarantors, as applicable.

With respect to any Securities consisting of Preferred Stock, we have further assumed that Lennox will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Lennox certificate of incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between Lennox and an entity (the “Depositary”) selected by Lennox to act as depositary (the “Deposit Agreement”), and (ii) issued after Lennox deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that (i) the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; (ii) all terms of the Debt Securities or Guarantees not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by Lennox, the Guarantors and the Trustee; and (iii) the Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Lennox and/or the Guarantors, as applicable, and an entity selected by Lennox and/or the Guarantors, as applicable, to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Lennox and/or the Guarantors, as applicable, and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by Lennox and/or the Guarantors, as applicable, and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of Lennox and/or the Guarantors, as applicable, or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of Lennox, the Guarantors and others.

The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) the laws of the State of Florida, (iii) the Delaware General Corporation Law and (iv) the Limited Liability Company Act of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Guarantors
Advanced Distributor Products LLC
Allied Air Enterprises LLC
Heatcraft Inc.
Heatcraft Refrigeration Products LLC
Lennox Global Ltd.
Lennox Industries Inc.
Lennox National Account Services LLC
LGL Australia (US) Inc.
LGL Europe Holding Co.

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